UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2017

EXACTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-28240	59-2603930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 NW 66th Court

Gainesville, Florida 32653

(Address of Principal Executive Offices) (Zip Code)

(352) 377-1140

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Copies of all communications to:

Greenberg Traurig, LLP MetLife Building 200 Park Avenue New York, NY 10166 (212) 801-9200 Attn: Clifford E. Neimeth	Greenberg Traurig, P.A. 333 S.E. 2nd Avenue Suite 4400 Miami, FL 33131 (305) 579-0500 Attn: Jaret L. Davis Drew M. Altman

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 22, 2017, Exactech, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Osteon Holdings, L.P., a Delaware limited partnership (“Parent”), and Osteon Merger Sub, Inc., a Florida corporation and wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of global private equity firm TPG Capital. Capitalized terms used and not defined herein have the respective meanings assigned to them in the Merger Agreement filed herewith as Exhibit 2.1 to this Current Report on Form 8-K.

The Merger

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”). The time the Merger occurs is referred to as the “Effective Time”.

Merger Consideration

In the Merger, each outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) will be cancelled and converted into the right to receive $42.00 in cash, without interest thereon (the “Merger Consideration”), other than certain shares of Company Common Stock held by the Company’s founders and certain management stockholders who have agreed to exchange, at a valuation of $42.00 per share, a portion of their shares for new equity securities in Parent.

Company Stock Options and Restricted Stock

Each Company Stock Option, to the extent outstanding and unexercised as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled as of immediately prior to the Effective Time, and in consideration for such cancellation, the holder thereof will be entitled to receive an amount in cash, without interest, equal to the product of (A) the excess, if any, of (y) the Merger Consideration over (z) the per share exercise price of such Company Stock Option multiplied by (B) the number of shares of Company Common Stock subject to such Company Stock Option, less any applicable withholding taxes. Each Company Stock Option with a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled immediately prior to the Effective Time with no consideration payable to the holder thereof.

Each Company Restricted Share that is outstanding immediately prior to the Effective Time will become fully vested immediately prior to the Effective Time and will be treated as an outstanding share of Company Common Stock, and the holder thereof shall be entitled to receive the Merger Consideration with respect thereto, less any applicable withholding.

Conditions to Effect the Merger; Financing Commitment

The obligation of the parties to consummate the Merger is subject to customary closing conditions, including, among other things, the approval of the Merger Agreement and the Merger by the Company’s shareholders at a special meeting of shareholders convened for such purpose (“Shareholder Approval”) and the absence of legal restraints and prohibitions against the Merger and the other transactions contemplated by the Merger Agreement. The obligation of each party to consummate the Merger is also conditioned upon certain of the other party’s representations and warranties being true and correct, the other party having performed in all material respects its material obligations under the Merger Agreement and the other party having not suffered a material adverse effect.

There is no financing condition to the Merger. On October 22, 2017, the Company entered into an equity commitment letter (the “Financing Letter”), together with TPG Partners VII, L.P., a Delaware limited partnership (the “Fund”), and Parent, pursuant to which, subject to certain conditions, the Fund has committed to make an equity contribution to Parent in an aggregate amount of up to approximately $624.7 million for purposes of consummating the Merger.

Company Non-solicitation Covenant and Permitted Response to Alternative Proposals

The Company is not permitted to solicit, initiate or knowingly encourage the submission or announcement of any inquiries or offers that constitute or would reasonably be expected to lead to any “Alternative Proposal” (as defined in the Merger Agreement). However, until Shareholder Approval, the Company can respond to any unsolicited, bona fide written Alternative Proposal if, and only if (A) the Company’s board of directors (the “Board”) determines that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under Florida Law and (B) the Board determines in good faith, after consultation with the Company’s outside legal advisor and financial advisor, that such Alternative Proposal constitutes or would reasonably be expected to result in a “Superior Proposal” (as defined in the Merger Agreement). If the foregoing conditions are satisfied, subject to certain restrictions (regarding confidentiality and providing certain notifications and materials to Parent), the Company may furnish such third party with information (including non-public information) with respect to the Company and otherwise can engage in discussions and negotiations with such third party regarding its Alternative Proposal.

Change in Recommendation by the Board; Company Fiduciary Termination Right and Other Events of Termination of the Merger Agreement; Termination Fee Payable in Certain Circumstances

The Board may change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Parent (a “Recommendation Change”) the Board’s recommendation that the Company’s shareholders vote in favor of the Merger (the “Company Recommendation”), if the Board has determined in good faith, after consultation with its outside legal advisor and financial advisor, that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under Florida Law and that such Alternative Proposal constitutes a Superior Proposal. If the Board makes a Recommendation Change with respect to a Superior Proposal, the Company can terminate the Merger Agreement and enter into a definitive agreement for such Superior Proposal. Before the Board can make any Recommendation Change and, solely in the case of a Superior Proposal, terminate the Merger Agreement and enter into a definitive agreement for such Superior Proposal, the Company must give Parent four business days advance written notice of its intention to make such Recommendation Change. During the ensuing four-business-day-period, the Company must negotiate with Parent in good faith and consider in good faith all amendments to the Merger Agreement that Parent offers to the Company in writing to enable the Board in good faith, after consultation with the Company’s outside legal advisor and financial advisor, to determine that, were the amendments offered by Parent to be given effect, the Superior Proposal would no longer constitute such and, therefore, that it no longer is necessary for the Board to make a Recommendation Change and, in the case of a Superior Proposal, terminate the Merger Agreement and enter into a definitive agreement for such Superior Proposal. If the Board proposes to make a Recommendation Change in the case of a Superior Proposal, and such Superior Proposal is materially amended following the Company’s initial notice to Parent of such Superior Proposal, then the Company must provide two business days advance written notice of such amendment and must again negotiate in good faith with Parent to amend the terms of the Merger Agreement to enable the Board to determine that it is no longer necessary to make a Recommendation Change, terminate the Merger Agreement and enter into a definitive agreement for a Superior Proposal. The Board may similarly effect a Recommendation Change if there has occurred an Intervening Event (as defined in the Merger Agreement), subject to providing Parent with the same matching rights as described above.

The Merger Agreement contains certain termination rights for Parent and the Company including, with respect to the Company, in the event that the Company makes a Recommendation Change with respect to a Superior Proposal and enters into a definitive agreement for such Superior Proposal to the extent permitted by the Merger Agreement and as described above. Parent can also terminate the Merger Agreement in the case of any Recommendation Change made by the Company, including in the case of an Intervening Event.

In connection with the Company’s termination of the Merger Agreement pursuant to any Recommendation Change with respect to a Superior Proposal and the Company’s execution of a definitive agreement for such Superior Proposal, the Company must pay or cause to be paid to Parent, concurrently with and as a condition to such termination, a termination fee equal to $21,865,000.

Representations, Warranties and Covenants

The Company, Parent and Merger Sub each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by the Company to, subject to certain exceptions, conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger.

A copy of the Merger Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent Merger Sub or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to the Merger Agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures. The holders of Company Common Stock and other investors are not third-party beneficiaries under the Merger Agreement.

The foregoing description of the Merger Agreement and the Financing Letter is only a summary and is qualified in its entirety by reference to the complete text of the Merger Agreement and the Financing Letter, which are filed as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 22, 2017, the Board adopted and approved an amendment to the Company’s Bylaws to include an exclusive forum selection provision (the “Bylaw Amendment”). Pursuant to this provision, among other things, unless the Company consents in writing to the selection of another judicial forum, the sole and exclusive judicial forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of or for breach of a fiduciary duty owed by any current or former director, officer, other employee, or stockholder of the Company to the Company or to the Company’s shareholders, or a claim for aiding and abetting any such breach; (iii) any action asserting a claim against the Company or against any current or former director, officer, other employee, or shareholder of the Company arising pursuant to any provision of the Florida Business Corporation Act, the Company’s articles of incorporation, or the Company’s Bylaws; or (iv) any action asserting a claim against the Company or against any current or former director, officer, other employee, or shareholder of the Company that is governed by the internal affairs doctrine, shall be a state court located within the State of Florida or, if no state court located within the State of Florida has jurisdiction in respect of any of the foregoing actions, the United States District Court for the Northern District of Florida.

The foregoing description of the Bylaw Amendment is only a summary and is qualified in its entirety by reference to the complete text of the Bylaw Amendment, which is filed as Exhibit 3.1 to this Current report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On October 23, 2017, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement, a copy of which has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

Additionally, the Company’s founders and certain members of the Company’s management have entered into a rollover and voting agreement with Parent (the “Rollover Agreement”), pursuant to which, subject to certain exceptions, such persons have agreed to vote all of their respective shares of Company Common Stock, aggregating approximately 23.0% of the issued and outstanding Company Common Stock, in favor of the Merger. A copy of the Rollover Agreement is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the Company’s proposed business combination transaction with TPG Capital, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. All statements in this press release that are not historical facts, are forward-looking statements that reflect the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause its actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

Risks and uncertainties related to the proposed Merger include, but are not limited to, the risk that the Company’s shareholders do not approve the Merger, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger, uncertainties as to the timing of the Merger, adverse effects on the Company’s stock price resulting from the announcement of the Merger or the failure of the Merger to be completed, competitive responses to the announcement of the Merger, the risk that regulatory, licensure or other approvals required for the consummation of the Merger are not obtained or are obtained subject to terms and conditions that are not anticipated, litigation relating to the Merger, the inability to retain key personnel, and any changes in general economic and/or industry-specific conditions.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price are set forth in its most recent Annual Report on Form 10-K and in its subsequently filed reports on Forms 10-Q and 8-K.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by it are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Additional Information and Where to Find It

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed Merger. In connection with the Merger, the Company will prepare and mail a proxy statement to its shareholders. In addition, certain participants in the merger will file with the SEC a Schedule 13E-3 transaction statement. These documents will be filed with or furnished to the SEC. Investors and shareholders are urged to read carefully and in their entirety these materials and other materials filed with or furnished to the SEC when they become available, as they will contain important information about the Company, the merger and related matters. In addition to receiving the proxy statement by mail, shareholders also will be able to obtain the proxy statement and Schedule 13E-3 transaction statement, as well as other filings containing information about the Company, the merger and related matters, without charge, from the SEC’s website (http://www.sec.gov). In addition, these documents can be obtained, without charge, by sending an e-mail to investors@exac.com, along with complete contact details and a mailing address.

Participants in Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from shareholders with respect to the Merger. Information regarding the persons or entities who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the Merger when each is filed with the SEC. Information regarding the directors and executive officers of the

Company is set forth in the proxy statement for the Company’s 2017 Annual Meeting of Shareholders, which was filed with the SEC on March 24, 2017. Additional information regarding the interests of such potential participants will be included in the proxy statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of October 22, 2017, by and among Exactech, Inc., Osteon Holdings, L.P. and Osteon Merger Sub, Inc.

3.1	Amendment to the Bylaws of Exactech, Inc.

10.1	Equity Commitment Letter, by and among TPG Partners VII, L.P., Osteon Holdings, L.P. and Exactech, Inc.

99.1	Press Release dated October 23, 2017

99.2	Rollover and Voting Agreement, dated October 22, 2017

*	The exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the SEC upon request.

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of October 22, 2017, by and among Exactech, Inc., Osteon Holdings, L.P. and Osteon Merger Sub, Inc.

3.1	Amendment to the Bylaws of Exactech, Inc.

10.1	Equity Commitment Letter, by and among TPG Partners VII, L.P., Osteon Holdings, L.P. and Exactech, Inc.

99.1	Press Release dated October 23, 2017

99.2	Rollover and Voting Agreement, dated October 22, 2017

*	The exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACTECH, INC.

Date: October 23, 2017	By:	/s/ Joel C. Phillips
	Name:	Joel C. Phillips
	Title:	Chief Financial Officer